Exhibit 10.2

                                ESCROW AGREEMENT

     This Escrow Agreement (hereinafter "ESCROW AGREEMENT") is made and entered into this 11th day of December , 2013, by and among the parties listed on
Schedule A hereto ("SELLERS"), shareholders of common stock of Freedom Petroleum, Inc. ("FREEDOM PETROLEUM") and Anton Lin ("PURCHASER") and HUNTER TAUBMAN WEISS LLP, 130 West 42nd Street, New York, NY 10036, acting as the Escrow Agent for this transaction ("ESCROW AGENT").

                                   WITNESSETH

     In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

  WHEREAS:

A. The Sellers are selling a total of Twenty Seven Million (27,000,000) shares of Common Stock of Freedom Petroleum (the "SHARES"), a Nevada corporation, for a total of TWENTY SEVEN THOUSAND Dollars (US) ($27,000) ("TOTAL PURCHASE PRICE") to the Purchaser.

B. The Sellers and the Purchaser, have entered into a definitive securities purchase agreement ("the SECURITIES PURCHASE AGREEMENT') on February 11, 2011, for the purchase of the Shares.

C. It is necessary to establish an escrow for payment of the amount to be paid by the Purchaser for the Shares, including any deposit to be paid.

D. The Sellers and the Purchaser desire that Hunter Taubman Weiss LLP, serve as the Escrow Agent in connection with the transaction.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1. DEPOSIT OF TOTAL PURCHASE PRICE, SHARES AND SALE DOCUMENTS. It is understood that the Purchaser will deposit the Total Purchase Price and the Sellers will deposit the Shares and Sale Documents (as defined in the Securities Purchase Agreement) on or before December 31, 2013, to Hunter Taubman Weiss LLP, as Escrow Agent, and such Total Purchase Price, Shares and Sale Documents will be held in escrow until closing or until ordered released as per other sections of this Agreement. The Total Purchase Price will be held in the Escrow Agent's IOLA Account (the "ESCROW ACCOUNT") as per the terms of this Agreement.

     2. CLOSING. The Escrow Agent is hereby instructed to receive and hold the Total Purchase Price, Shares and Sale Documents described above, in escrow until Closing. The Closing shall take place at the time and in accordance with the terms and conditions set forth in the Securities Purchase Agreement.

      Upon Closing, all documents as described above, will be forwarded by overnight delivery by the Escrow Agent, unless other arrangements are made satisfactory to all parties, to the Purchaser at the address specified in Paragraph 15 of this Agreement, or as otherwise may be agreed by the parties. The funds received for the Shares will be distributed as per instructions of the Seller.

      The Closing will take place at the office of the Escrow Agent, and any communication between the parties can be by telephone or fax and the signing of any documents can be done by fax. It will not be necessary for any party to be

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present at the  closing  so long as all  parties  have  agreed in writing to all transactions involved. The funds, shares and documents shall not be released or dealt with in any manner whatsoever inconsistent with this Escrow Agreement, until the Closing, at which time all documents will be delivered to the Purchaser and the funds will be disbursed as directed by the Sellers.

     3. The Escrow Agent shall have no duties or obligations other than those specifically set forth herein. The acceptance by the Escrow Agent of their duties under this Escrow Agreement is subject to the terms and conditions hereof, which shall govern and control with respect to its rights, duties, liabilities and immunities.

     4. The Sellers and the Purchaser understand and agree that the Escrow Agent is not a principal, participant or beneficiary of the underlying transactions which necessitate this Escrow Agreement. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties, their officers, representatives or agents. So long as the Escrow Agent has acted in good faith or on the advice of counsel or has not been guilty of willful misconduct or gross negligence, the Escrow Agent shall have no liability under, or duty to inquire beyond the terms and provisions of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature.

     5. The Escrow Agent does not have any responsibility to review any documents that shall be held in the Escrow Account for accuracy or completeness. The Sellers shall have full responsibility to assure that all documents required by the Securities Purchase Agreement are so delivered to the Escrow Agent, and Purchaser shall have the full responsibility to review all documents for completeness and accuracy. THE ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR THE PURCHASER. THE SELLERS AND THE PURCHASER CONSENT TO THE ESCROW AGENT IN SUCH CAPACITY AS LEGAL COUNSEL FOR THE PURCHASER AND WAIVE ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF THE ESCROW AGENT. THE SELLERS AND THE PURCHASER UNDERSTAND THAT THE ESCROW AGENT IS RELYING EXPLICITLY ON THE FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT.

     6. The Escrow Agent shall not be obligated to take any legal actions hereunder which might, in the Escrow Agent's judgment, involve any expense or liability, unless the Escrow Agent shall have been furnished with reasonable indemnity.

     7. The Escrow Agent is not bound in any way by any other contract or agreement between the parties hereto whether or not the Escrow Agent has knowledge thereof of its terms and conditions and the Escrow Agent's only duty, liability and responsibility shall be to hold and deal with the escrow funds and documents as herein directed.

     8. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

     9. The parties hereto each jointly and severally agree to indemnify the Escrow Agent against, and hold the Escrow Agent harmless from anything which the Escrow Agent may do or refrain from doing in connection with its performance or non-performance as Escrow Agent under this Agreement and any and all losses, costs, damages, expenses, claims and attorneys' fees suffered or incurred by the Escrow Agent as a result of, in connection with or arising from or out of the

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acts of  omissions  of the Escrow  Agent in  performance  of or pursuant to this
Agreement, except such acts or omissions as may result from the Escrow Agent's willful misconduct or gross negligence.

     10. In the event that prior to the Closing a disagreement between the Sellers and the Purchaser, or either of them, or between them or any of them and any other person, results in adverse claims or demands being made in connection with the escrow funds and/or legal possession of Shares, or in the event that the Escrow Agent is in doubt as to what action the Escrow Agent should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until:

          (a) the rights of the Sellers, and the Purchaser shall have been fully and finally adjudicated as provided herein.

          (b) all differences shall have been adjusted and all doubt resolved by agreement between the parties, and the Escrow Agent shall have been notified thereof in writing signed by all parties.

     11. Should Escrow Agent become involved in litigation or arbitration in any manner whatsoever on account of this agreement or the escrow funds and/or the stock certificates, the parties hereto (other than Escrow Agent), hereby bind and obligate themselves, their heirs, personal representatives, successors, assigns to pay the Escrow Agent, in addition to any charge made hereunder for acting as Escrow Agent, reasonable attorneys' fees incurred by the Escrow Agent, and any other disbursements, expenses, losses, costs and damages in connection with or resulting from such actions.

     12. The terms of these instructions are irrevocable by the undersigned unless such revocation is consented to in writing by each of the Sellers and the Purchaser.

     13. The Escrow Agent may resign as Escrow Agent in respect of the escrow funds by giving written notice to the Sellers and the Purchaser. The resignation of the Escrow Agent shall be effective, and the Escrow Agent shall cease to be bound by this Escrow Agreement, thirty (30) days following the date that notice of resignation was given.

     14. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

     If to SELLER, to:

     [Address]

     If to PURCHASER, To:

     Anton Lin


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     If to ESCROW AGENT, to:

     Hunter Taubman Weiss LLP
     130 West 42nd Street, Suite 1050
     New York, NY 10036
     Phone: (212) 732-7184
     Fax: (212) 202-6380

or such other address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or faxed.

     15. This Escrow Agreement shall be construed according to the laws of New York and the parties submit themselves to the exclusive jurisdiction of the Courts of New York in the event of any dispute.

     16. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same. Facsimile copies may act as originals.



              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                   [SIGNATURE PAGE OF ESCROW AGENT TO FOLLOW]


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     In witness  whereof,  this Escrow  Agreement  has been duly executed by the undersigned as of the date first above written.

ESCROW AGENT: HUNTER TAUBMAN WEISS LLP


By: ________________________________
    Louis E. Taubman, Partner




              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                     [SIGNATURE PAGE OF PURCHASER TO FOLLOW]


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     In witness  whereof,  this Escrow  Agreement  has been duly executed by the undersigned as of the date first above written.

PURCHASER:


By: ________________________________
    Anton Lin




              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                      [SIGNATURE PAGE OF SELLER TO FOLLOW]


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     In witness  whereof,  this Escrow  Agreement  has been duly executed by the undersigned as of the date first above written.

SELLER:


________________________________

By: ____________________________
(please print)


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                                   SCHEDULE A
                                 LIST OF SELLERS

NAME OF SELLER                 NO. OF SHARES                    ADDRESS
--------------                 -------------                    -------
Thomas Hynes                    17,000,000
Nina Bijedic                    10,000,000
TOTAL                           27,000,000


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